EXHIBIT 99.7

                                PLEDGE AGREEMENT

         This Pledge Agreement (the "Agreement") is made between Debra Elenson, as pledgor ("Pledgor"), and AmeriNet Group.com Inc., as pledgee ("Pledgee").

         For good and valuable consideration, receipt of which is hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

         1. Grant of Security Interest. Pledgor hereby grants to Pledgee a continuing first priority, perfected security interest in 1,500,000 shares of common stock of AmeriNet Group.com Inc., a Delaware corporation, evidenced by certificate no. _______ issued in the name of Pledgor, and all property, proceeds, dividends, distributions, rights or profits attributable to ownership of the foregoing shares of common stock (collectively, the "Collateral").

         2. Debts Secured. The security interest granted by this Agreement shall secure payment of Pledgor's Promissory Note issued in favor of Pledgee, of even date, in the principal amount of TWO HUNDRED FIFTY FIVE THOUSAND AND NO/100 DOLLARS ($255,000.00) (the "Note"), any and all renewals, extensions, replacements, modifications and amendments thereof (including any which increase the original principal amount).

         3. Delivery and Perfection of Security Interest. Pledgor will deliver or cause to be delivered to the Pledgee any and all stock certificates or other instruments evidencing the Collateral, concurrently with their acquisition by Pledgor.

         4. No Transfer of Ownership Prior to Default. Pledgor does hereby make, constitute and appoint Pledgee and its designees, as Pledgor's true and lawful attorney in fact, with full power and substitution, to transfer the Collateral on the books of AmeriNet Group.com Inc., or any transfer agent, to the name of Pledgee or such other name as designed by Pledgee. Such power may be exercised in the sole discretion of Pledgee, but only upon a default. At the request of Pledgee, Pledgor will execute and deliver instruments of transfer or assignment respecting the Collateral in form and substance satisfactory to Pledgee and its legal counsel.

         5. Release of Collateral. Upon each payment of principal under the Note, in whole or in part, the Pledgee shall release and deliver to the Pledgor a certificate for AmeriNet Group.com Inc. shares equal in number to the principal payment made by the Pledgor, giving each share a value of $.17. Delivery of the share certificate shall occur promptly following payment by the Pledgor.

         6. Voting Rights. Except as otherwise provided herein and so long as no event of default hereunder has occurred. Pledgor shall have the right, where applicable, to vote said stock constituting Collateral on all corporate questions, or otherwise exercise such similar rights as may arise from the Collateral. Upon the occurrence of an event of default hereunder, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral, and shall also be entitled to receive all cash and other distributions made from time to time in respect of the Collateral.

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         7. Representations and Warranties Concerning Collateral. Pledgor
represents and warrants that:

         (a) Pledgor is the sole owner of the Collateral.

         (b) The Collateral is not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever.

         (c) Pledgor will keep the collateral free and clear of any and all security interests, liens, assignments or other encumbrances.

         8. Default. Time is of the essence of this Agreement. The occurrence of any of the following events (an "Event of Default") shall constitute a default under this Agreement.

         (a) any representation or warranty made by or on behalf of Pledgor in this Agreement is materially false or materially misleading when made;

         (b) the assignment or attempted assignment of the Maker's obligations under this note, other than as provided in Section 10; or

         (c) the occurrence of any Event of Default under the Note.

No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

         9. Remedies. Upon the occurrence of an Event of Default and the acceleration of the unpaid principal of the Note, Pledgor and Pledgee agree that Pledgee may, at its sole option, treat as unpaid, and cancel or caused to be cancelled, the AmeriNet Group.com Inc. shares not previously issued or which Pledgor is not entitled to receive pursuant to section 5. In addition to the foregoing, Pledgee shall have all rights and remedies available under applicable state law, including the Uniform commercial Code as enacted in Florida, and under equity, provided, however, that notwithstanding anything in this Agreement or in the Note to the contrary, the liability of Pledgor for payment of principal and interest under the Note shall be limited to the Collateral. The Pledgee agrees not to seek or obtain or cancel the Pledgor's interest in the Collateral.

         10. General.

         (a). If any provision of this Agreement or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Agreement nor the application of the provision to other persons or circumstances shall be affected.

         (b) To the maximum extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the cause may be, if at any time any amount received by Pledgee in respect of the Note is rescinded or must otherwise he restored or returned by Pledgee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or any other person or upon the appointment of any receiver intervener, conservator, trustee or similar official for Pledgor or any other person or any substantial part of its his assets, or otherwise, all as though such payments had not been made.

         (c) Pledgor agrees that he will not create or permit to exist any lien or encumbrance upon or with respect to any of the Collateral, except for the security interest granted under this Agreement.

         (d) Pledgor agrees to promptly execute and deliver, or cause to be executed and delivered, such certificates, assignments, acknowledgements, financing statements and other documents and take such further action as may be reasonably requested by Pledgee to perfect or maintain the perfection of the security interests granted.

         (e) This Agreement shall be governed by the laws of the state of Florida with jurisdiction for any dispute in the courts of Palm Beach County, Florida. In the event of any litigation, the prevailing party shall be entitled to recover all costs including reasonable attorneys fees.

         (f) This Agreement may be assigned in whole or in part to a transferee of all or any potion of the collateral provided that any assignee shall assume the Pledgor's obligations hereunder and shall execute an amended or replacement pledge agreement in form satisfactory to the Pledgee and its legal counsel. In addition, any assignment must be in compliance with any applicable federal or state securities laws.

         (g) This Agreement constitutes the entire agreement between Pledgor and Pledgee as to the subject matter hereof and may not be altered or amended except by written agreement signed by Pledgor and Pledgee.

This Pledge Agreement is executed this 8th day of June 2001.


PLEDGOR:                                     PLEDGEE:
                                             AMERINET GROUP.COM INC.

/s/ Debra Elenson                            /s/ Edward C. Dmytryk, President